SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NARA BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4849715
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3701 Wilshire Boulevard, Suite 220
Los Angeles, California	90010
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☒

Securities Act registration statement number to which this form relates (if applicable):

Securities to be registered pursuant to Section 12(b) of the Securities Act:

Title of Each Class	Name of Each Exchange on which
to be so Registered	Each Class is to be Registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Securities Act:	Common Stock, $0.001
(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

                A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Nara Bancorp Common Stock” commencing on page 21 of the Registration Statement on Form S-4 (File No. 333-50126), as amended, initially filed with the Securities and Exchange Commission on November 16, 2000 (the “Registration Statement”) and is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit Number	Description
3.1

Certificate of Incorporation of Nara Bancorp, Inc. (incorporated herein by reference to Appendix III included with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 16, 2000)

3.2

Bylaws of Nara Bancorp, Inc. (incorporated herein by reference to Appendix IV included with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 16, 2000)

3.3	Amended Bylaws of Nara Bancorp, Inc. (incorporated herein by reference to Exhibit 3.3 filed with the Registrant’s Form 10-Q filed with the Securities and Exchange Commission on August 14, 2002)

3.4	Amended Certificate of Incorporation (incorporated herein by reference to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 5, 2003.

4.1

Form of Stock Certificate of Nara Bancorp, Inc. (incorporated herein by reference to Exhibit 4.1 filed with Pre-Effective Amendment No.1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 5, 2000)

4.2

Subordinated Note Purchase Agreement (incorporated herein by reference to Exhibit 4.2 filed with Registrant’s Form 10-Q for the quarter ended March 31, 2001 filed with the Securities and Exchange Commission on May 15, 2001)

4.3	Warrant Agreement (incorporated herein by reference to Exhibit 4.1 included with the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 19, 2001)

4.4	Warrant Certificate Agreement (incorporated herein by reference to Exhibit 4.2 included with the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 19, 2001)

4.5

Amended and Restated Trust Agreement of Trust dated March 28, 2001, by and among Delaware Trustee, Wilmington Trust Company as Property Trustee, Nara Bancorp and the Administrative Trustees named therein (incorporated by reference to Exhibits filed with Nara Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on March 30, 2002)

4.6

Indenture dated March 28, 2001 between Nara Bancorp and Wilmington Trust Company as Debenture Trustee (incorporated by reference to Exhibits filed with Nara Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on March 30, 2002)

4.7

Common Securities Guarantee Agreement dated March 28, 2001 of Nara Bancorp (incorporated by reference to Exhibits filed with Nara Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on March 30, 2002)

4.8

Capital Securities Guarantee Agreement dated March 28, 2001 between Nara Bancorp and Wilmington Trust Company as Guarantee Trustee (Incorporated by reference to Exhibits filed with Nara Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on March 30, 2002)

4.9

Amended and Restated Declaration of Trust dated March 26, 2002, by and among State Street Bank and Trust Company of Connecticut, National Association, as Institutional Trustee, Nara Bancorp, Inc., as sponsor (incorporated by reference to Exhibits filed with Nara Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on March 30, 2002)

4.10

Indenture dated March 26, 2002 between Nara Bancorp and State Street Bank and Trust Company of Connecticut, National Association as Trustee (incorporated by reference to Exhibits filed with Nara Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on March 30, 2002)

4.11

Guarantee Agreement dated March 26, 2002 between Nara Bancorp and State Street Bank and Trust Company of Connecticut, National Association (incorporated by reference to Exhibits filed with Nara Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on March 30, 2002)

SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 22, 2003	Nara Bancorp, Inc.

/s/ Benjamin Hong
Benjamin Hong
President and Chief Executive Officer
(Principal executive officer)